Exhibit 1

                            Stock Purchase Agreement

      This Stock Purchase Agreement dated January 18, 2002(the "Agreement") between Michael Karpoff and Patricia Rothbardt residing at 32 Gramercy Park South, New York, NY. 10003 (the "Sellers") and Barry J. Spiegel residing at 211 Cassa Loop, Holtsville, NY 11742 (the "Buyer").

                               W I T N E S S E T H

      WHEREAS, the Sellers wish to sell all of their holdings in the common stock of driversshield.com Corp.; and

      WHEREAS, the Buyer wishes to purchase all of the Sellers' holdings in the common stock of driversshield.com Corp. (the "Company"); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1.    Purchase and Sale of Shares.

      a. The Sellers agree to sell and the Buyer agrees to purchase the common stock par value $.015 per share of driversshield.com Corp. that equals on the date hereof 696,452 shares (the "Shares") for the total purchase price of Nine Hundred Twenty-six Thousand and Two Hundred Eighty-one Dollars ($926,281.00) (the "Total Purchase Price") or $1.33 per share. The Shares are presently held individually by Michael Karpoff or jointly with Patricia Rothbardt.

      b. The purchase and sale of the Shares will be made in two tranches. The first tranche for a total of 596,452 shares shall close prior to January 31, 2002 (the "First Tranche") and the second tranche for the balance of the Shares held by the Sellers shall close no earlier than March 12, 2002, but no later than March 31, 2002) the "Second Tranche").

      c. At the closing of the First Tranche, the Sellers shall deliver to the Buyer a total of 596,452 Shares and the Buyer shall deliver to the Sellers the sum of Seven Hundred Ninety-three Thousand and Two Hundred Eighty-one Dollars and Sixteen Cents ($793,281.16). Prior to the closing of the First Tranche, both the Shares to be delivered by the Sellers and the monies to be paid by the Buyer shall have been deposited with a broker/dealer of securities that is mutually acceptable to the Buyer and the Sellers.

      d. At the closing of the Second Tranche, the Sellers shall deliver to the Buyer a total of 100,000 Shares and the Buyer shall deliver to the Sellers the sum of One Hundred Thirty-three Thousand Dollars and Zero Cents ($133,000.00). Prior to the closing of the Second Tranche, both the Shares to be delivered by the Sellers and the monies to be paid by the Buyer shall have been deposited with a broker/dealer of securities that is acceptable to both the Buyer and the Sellers.

      e. The Buyer shall be obligated to purchase the Shares herein only to the extent that the Shares may be lawfully purchased for his personal Individual Retirement Account ("IRA") and to the extent that the Buyer is prohibited from purchasing these Shares for his IRA account, in whole or in part, then the Buyer's obligation herein shall thereby terminate. The Buyer and Sellers shall use their good faith efforts to consummate the transactions contemplated by this Agreement.

2.    Proxy.

      a. At the closing of the First Tranche, the Sellers hereby agree to execute a Proxy in a form as set forth in Exhibit A herein, providing the Buyer the right to vote the Shares held by the Sellers that will be sold to the Buyer in the Second Tranche pursuant to this Agreement.

3. Sellers' Representations and Warranties. The Sellers hereby represent and warrant to the Buyer as of the date hereof and as of each of the closings as follows:

      a. Authority and Capacity. The Sellers have all requisite power, authority and capacity to enter into this Agreement; to perform their obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the granting of the Proxy as provided in paragraph 2(a) herein.

      b. Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (a) result in a breach of or default under any agreement to which the Sellers are bound, or (b) violate any law or regulation applicable to the Sellers, or any permit, license, authorization, franchise, approval, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon the Sellers.

      c. Binding Agreement. No authorization or approval is required for the Sellers to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the Sellers valid and binding agreement, enforceable against the Sellers in accordance with and subject to its terms.

      d. Title to Shares. The Sellers are the lawful, record and beneficial owner of all of the Shares, free and clear of any liens, claims, agreements, charges, security interests and encumbrances whatsoever. As of each closing, the Sellers have the full right, power and authority to sell, convey, assign, transfer and deliver to the Buyer the Shares being transferred to the Buyer at such closing pursuant to the terms of this Agreement. As of each closing, the certificates representing the Shares being transferred to the Buyer at such Closing are valid and genuine. The sale, conveyance, assignment, transfer and delivery of the certificates representing the Shares in accordance with the terms of this Agreement will transfer to the Buyer legal and valid title to the Shares, free and clear of all liens, security interests, hypothecations or pledges. Except for this Agreement, there are no outstanding subscriptions, options, rights (preemptive or


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

      otherwise), warrant, calls, convertible securities or other agreements or commitments of any character relating to the Shares.

      e. Approvals. No consent, approval, order or authorization of, or any registration, declaration or filing with any governmental organization or agency is required in connection with the valid execution, delivery, consummation and performance of this Agreement by the Sellers.

      f. Transferability. The Shares are freely transferable and not subject to any restrictions of any nature, except pursuant to the Securities Act of 1933.

      The foregoing representations and warranties shall survive the closings and shall not be affected by any information furnished to, or investigation made by, the Buyer. The Sellers will indemnify, defend, protect and hold the Buyer harmless from and against any and all losses, claims, law suits, damages, costs or expenses (including, without limitation, attorneys' fees) asserted against, sustained or incurred by the Buyer as a result of or in connection with any misrepresentation or breach of warranty by the Sellers.

4. Buyer's Representations and Warranties. The Buyer hereby represents and warrants to the Sellers as of the date hereof and as of each of the closings as follows:

      a. Authority and Capacity. The Buyer has all requisite power, authority and capacity to enter into this Agreement; to perform his obligations hereunder and to consummate the transactions contemplated hereby.

      b. Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (a) result in a breach of or default under any agreement to which the Buyer is bound, or (b) violate any law or regulation applicable to the Buyer, or any permit, license, authorization, franchise, approval, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon the Buyer.

      c. Binding Agreement. No authorization or approval is required for the Buyer to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes his valid and binding agreement, enforceable against the Buyer in accordance with and subject to its terms.

      d. Approvals. No consent, approval, order or authorization of, or any registration, declaration or filing with any governmental organization or agency is required in connection with the valid execution, delivery, consummation and performance of this Agreement by the Buyer.

      The foregoing representations and warranties shall survive the closings and shall not be affected by any information furnished to, or investigation made by, the Sellers. The Buyer will indemnify, defend, protect and hold the Sellers harmless from and against any and all losses, claims, damages, costs or expenses


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

      (including, without limitation, attorneys' fees) asserted against, sustained or incurred by the Sellers as a result of or in connection with any misrepresentation or breach of warranty by the Buyer.

5.    Covenants.

      a. No Transfer. The Sellers will not sell, transfer or assign the Shares or any interest therein, except as provided in this Agreement.

6.    Miscellaneous.

      a. Entire Agreement. This Agreement constitutes the entire understanding and agreement relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the Sellers and the Buyer with respect to the subject matter hereof.

      b. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

      c. Amendments. No changes in, modifications of, or amendments to, this Agreement shall be valid unless the same shall be in writing and signed by both the Sellers and the Buyer.

      d. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement shall be brought in the courts of the State of New York and the Sellers and the Buyer consent to jurisdiction in the State of New York for any action or proceeding arising under this Agreement.

      e. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

      f. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid by any court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      g. Successors. This Agreement shall be binding upon and shall inure to benefit of the Sellers and the Buyer and the benefit of our respective successors and assigns; provided, however, that the Buyer shall notify the Sellers prior to any assignment of this Agreement.

      h. Further Assurances. Both the Sellers and the Buyer shall from time to time at the request of the other, and without further consideration, execute and


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

      deliver such further instruments of assignment, transfer, conveyance and confirmation and take such other action as may be reasonably requested in order to more effectively fulfill the purpose of this Agreement.

      i. Adjustment. In the event of any stock split, stock dividends or recapitalization of the common stock of the Company (including, without limitation, in connection with a merger), the provisions of paragraphs 1 and 2 above shall apply with respect to any new shares issued with respect to the Shares the purchase price and number of shares shall be appropriately adjusted.

7.    Acknowledgement.

      The Sellers and the Buyers hereby acknowledge that they have each conducted their own investment research, due diligence and have consulted with their own respective investment advisors and attorneys before entering into this Agreement, nor have either the Sellers or the Buyer relied upon any oral communications made by the other. Additionally, the Sellers hereby acknowledge that the Buyer may be deemed an Affiliate of the Company under the regulations promulgated by the SEC and may have additional information regarding the Company than has otherwise been disseminated to the public. The Sellers further acknowledge that they have considered this matter before executing this Agreement.


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

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date set forth below.


         By:______________________________           Date:_____________________
               Barry J. Spiegel


         By:______________________________           Date:_____________________
               Michael Karpoff


         By:______________________________           Date:_____________________
               Patricia Rothbardt


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

Exhibit A

                                      PROXY

                                TO VOTE STOCK OF

                             DRIVERSSHIELD.COM CORP.

      The undersigned shareholders of driversshield.com Corp., a New York corporation (the "Company"), hereby appoints Barry J. Spiegel ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of the Company that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Proxy and pursuant to the Stock Purchase Agreement dated January 29, 2002. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares .

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      This Proxy shall terminate on March 31, 2002, or upon the termination of the Stock Purchase Agreement, whichever is later.


Dated: _______________, _____

                                      Michael Karpoff

                                      __________________________________________
                                      (Signature of Shareholder)


                                      Patricia Rothbardt

                                      __________________________________________
                                      (Signature of Shareholder)

                                      __________________________________________
                                      Shares subject to this Irrevocable Proxy :


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

                                      PROXY

                                TO VOTE STOCK OF

                             DRIVERSSHIELD.COM CORP.

      The undersigned shareholders of driversshield.com Corp., a New York corporation (the "Company"), hereby appoints Barry J. Spiegel ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of the Company that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Proxy and pursuant to the Stock Purchase Agreement dated January 29, 2002. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares .

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      This Proxy shall terminate on March 31, 2002, or upon the termination of the Stock Purchase Agreement, whichever is later.


Dated:  _______________, _____


                                      Michael Karpoff

                                      __________________________________________
                                      (Signature of Shareholder)

                                      __________________________________________
                                      Shares subject to this Irrevocable Proxy :


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